Exhibit n



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-102487 of Rydex Capital Partners SPhinX Fund on Form N-2 of our report dated April 7, 2003 appearing in the Statement of Additional Information which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


New York, New York
May 27, 2003